UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
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HEALTHCARE TRUST OF AMERICA, INC.
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Annual Meeting and Stockholder Vote – URGENT!
Dear Stockholders,
This has been an exciting year for Healthcare Trust of America. Over the last 12 months, we listed our shares on the New York Stock Exchange and provided liquidity for half of your shares in the company owned prior to the listing, well in advance of our original target date. We now ask that you vote in our upcoming 2013 Annual Meeting.

HTA Performance Update
For our initial stockholders who invested on January 1, 2007, we have generated total returns of over 85% through April 1, 2013, a return of 10.4%[1] on an annualized basis. This significantly beats the total returns of the MSCI US REIT Index (RMS) and the S&P 500 over the same period. Additionally, 50% of your shares owned prior to the listing are eligible to trade on the NYSE. The remaining shares are scheduled to achieve liquidity on June 6 and December 6 of 2013.

Your Vote is Important
You are receiving this letter because you are an investor in HTA and your vote at our 2013 Annual Meeting is important. Since listing our shares on the NYSE, HTA’s investor base now also includes Wall Street investors. However, stockholders who invested in us prior to the listing still own more than half of our company! Please help us finish the course that we started over 6 years ago and vote.
Multiple Ways to Vote
In the next few weeks, you will receive a proxy ballot as part of our 2013 Annual Meeting. The process is very straight forward and should take less than 5 minutes of your time to complete. You will receive information and a ballot in the mail. Please review the materials carefully. We ask that you vote on all matters in one of four ways:

i.	Online: Vote at www.eproxyvote.com/hta and follow the online instructions. The control number will be found on the investor proxy card

ii.	Phone: Call toll free at (866) 977-7699

iii.	Mail: Complete, sign and mail back the paper proxy card that will be sent to stockholders

iv.	Fax: Complete, sign, and fax the proxy card to (781) 633-4036

Voting Matters
This year, there are two items on the ballot. The first item is the re-election of our existing directors. These directors have helped guide HTA since its founding and are on the ballot for another one year term. The second item is the re-election of our auditor, Deloitte & Touche, LLP. We ask that you review the proxy materials carefully and vote accordingly.
We appreciate your patience as we work through the listing process and for your continued support.
Sincerely,

/s/ Scott D. Peters
Scott D. Peters
Chairman, Chief Executive Officer, and President
_________________________________
1 As of 4/1/2013, assumes all dividends received were reinvested in HTA stock through the Dividend Reinvestment Program, when available

We have filed with the Securities and Exchange Commission a proxy statement and other relevant materials relating to our Annual Meeting. Our stockholders are urged to read these materials because they contain important information. Stockholders may obtain free copies of these materials and other documents filed with the Securities and Exchange Commission at www.sec.gov. Healthcare Trust of America, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders with respect to the matters to be presented at the Annual Meeting. Stockholders may obtain detailed information regarding the direct and indirect interests of Healthcare Trust of America, Inc. and its respective executive officers and directors in the matters to be presented at the Annual Meeting by reading the proxy statement.